Exhibit h(viii) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K

             FIRST AMENDMENT TO THE FUND PARTICIPATION AGREEMENT
                                   Between
HUNTINGTON VA FUNDS, HUNTINGTON ASSET ADVISORS, INC., EDGEWOOD SERVICES, INC.
                                     And
                       HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 9th day of August, 2004 between Hartford Life Insurance Company ("Hartford"), Huntington VA Funds (the "Trust"), Edgewood Services, Inc. (the "Distributor"), and Huntington Asset Advisors, Inc. (the "Adviser").

      WHEREAS, Hartford, Trust, Distributor, and Adviser have been doing business pursuant to a November 2003 Fund Participation Agreement (the "Agreement); and

      WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Funds;

NOW, THEREFORE, the parties agree that Schedule B shall be amended and restated and replaced by the attached Schedule B.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.






















                                 SCHEDULE B,
                  amended and restated as of August 9, 2004

Participating Funds                      CUSIP Number

Huntington VA Income Equity Fund         446771107
Huntington VA Growth Fund                446771206
Huntington VA Dividend Capture Fund      446771305
Huntington VA Mid Corp America Fund      446771503
Huntington VA New Economy Fund           446771602
Huntington VA Rotating Markets Fund      446771701
Huntington VA Macro 100 Fund             446771875
Huntington VA Situs Small Cap Fund       446771883



      IN WITNESS WHEREOF, each of the parties has caused this Schedule B to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY,         EDGEWOOD SERVICES, INC.
on its behalf and on behalf of each
Separate Account named in Schedule A,
as may be amended from time to time

By:  /s/ Scott Sanderson
Name:  Scott Sanderson                   By:./s/ Charles L. Davis, Jr.
                                            --------------------------
Its:   Senior Vice President             Name:  Charles L. Davis, Jr.
                                         Its:  President

HUNTINGTON VA FUNDS, on its behalf and   HUNTINGTON ASSET ADVISORS, INC.
on behalf of each Fund named in this
Schedule B, as may be amended from time
to time

By:  /s/  George M. Polatas              By:  /s/ B. Randolph Bateman
   ---------------------------------        -------------------------
Name:  George M. Polatas                 Name:  B. Randolph Bateman
Its:  Vice President                     Its:  President



                                 AMENDMENT TO
                         FUND PARTICIPATION AGREEMENT


AMENDMENT, dated as of this 4th day of November, 2004 to the Fund Participation Agreement (the "Participation Agreement") among Hartford Life Insurance Company, a Connecticut Corporation ("Hartford"), on its behalf and on behalf of each separate account set forth on Schedule A to the Participation Agreement as it may be amended from time to time (the "Separate Accounts"); Huntington VA Funds, a Massachusetts business trust (the "Trust"), on its behalf and on behalf of each of its series set forth on Schedule B to the Participation Agreement as it may be amended from time to time (the "Funds"); Edgewood Services, Inc., a New York corporation (the "Distributor") and Huntington Asset Advisors, Inc., a registered investment adviser (the "Adviser").

                                  * * * * *

      WHEREAS, Hartford, the Trust, the Distributor and the Adviser have entered into the Participation Agreement relating to the purchase by the Separate Accounts of shares of the Funds to serve as an investment medium for variable annuities and/or variable life insurance policies funded by the Separate Accounts;

      WHEREAS, the parties wish to amend the Participation Agreement to address a matter of mutual concern;

      NOW, THEREFORE, based on the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency and receipt whereof is hereby acknowledged, the parties hereto agree as follows:

      1. Article 1.4 of the Participation Agreement is hereby deleted and is replaced by a new Article 1.4, which reads in its entirety as follows:

            "Upon receipt of a request for redemption in proper form from Hartford on any Business Day, the Trust agrees to redeem any full or fractional shares of the Funds held by the Separate Accounts at the net asset value next computed after receipt and acceptance by the Trust or its designee of the request for redemption, except that the Trust agrees to suspend redemptions temporarily to the extent permitted under the 1940 Act. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Trust as described in the Trust's current registration statement."


      IN WITNESS WHEREOF, each of the parties has caused this to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE                   EDGEWOOD SERVICES, INC.
COMPANY, on its behalf and on behalf of
each Separate Account named in Schedule
A, as may be amended from time to time


By:  /s/ Bruce W. Ferris                  By:  /s/ Charles L. Davis, Jr.
   ---------------------------               ---------------------------------
Name:  Bruce W. Ferris                    Name:  Charles L. Davis, Jr.
Its:  Senior Vice President               Its:  President



HUNTINGTON VA FUNDS, on its behalf        HUNTINGTON ASSET ADVISORS, INC.
and on behalf of each Fund named in Schedule
B, as may be amended from time to time


By:  /s/ George M. Polatas                By:/s/ B. R. Bateman
   ---------------------------               ---------------------------
Name:  George M. Polatas                  Name:  B.R. Bateman
Its:  Vice President                      Its:  Chief Investment Officer